UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2017

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 7, 2017, Cleantech Solutions International, Inc. (the “Company”) entered into a Letter of Intent (the “Agreement”) with ECoin Development Limited (“ECoin”), a private company incorporated in the British Virgin Islands, regarding the development and operation of a cryptocurrency system to support the development of a sharing economy ecosystem based on blockchain solutions. The Company’s board of directors plans to form a special committee consisting of independent directors to evaluate and negotiate, on behalf of the Company, the potential acquisition and/or business cooperation transaction(s) with ECoin. The special committee is also expected to engage independent financial and other advisors in connection with such potential transactions. The exclusive period is initially set for 6-months and may be extended by both parties. Since the Agreement merely provides for discussions between the Company and ECoin, there can be no assurances that the Company and ECoin may enter into any agreement to do a transaction, and even if an agreement is entered into, there can be no assurances that such transaction will be consummated, or that such transaction will be on terms beneficial to the Company.

A copy of the Agreement and the Company’s press release announcing the Agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Letter of Intent dated September 7, 2017 by and between the Company and ECoin Development Limited

99.2	Press Release, dated September 7, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2017	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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